1 Investing Where It Counts WESTWOOD HOLDINGS GROUP, INC. AMENDED AND RESTATED INSIDER TRADING POLICY I. INTRODUCTION "Insider trading" refers generally to buying or selling a security, in breach of a fiduciary duty or other relationship of trust and confidence, while in possession of material nonpublic information about the security. Insider trading violations may also include "tipping" such information, securities trading by the person "tipped," and securities trading by those who misappropriate such information. Westwood prohibits insider trading and the appearance of taking advantage of privileged access for personal gain. The scope of insider trading violations can be wide reaching. The Securities and Exchange Commission (the "SEC") has brought insider trading cases against corporate officers, directors, and employees who traded the corporation's securities after learning of significant, confidential corporate developments; friends, business associates, family members, and other "tippees" of such officers, directors, and employees who traded the securities after receiving such information; employees of law, banking, brokerage, and printing firms who were given such information in order to provide services to the corporation whose securities they traded; government employees who learned of such information because of their employment by the government; and other persons who misappropriated, and took advantage of, confidential information from their employers. Consequently, an "insider" can include but is not limited to officers, directors, major stockholders and employees of an entity whose securities are publicly traded. In general, an insider must not trade for personal gain in the securities of that entity if that person possesses material nonpublic information about the entity. In addition, an insider who is aware of material nonpublic information must not disclose such information to family, friends, business or social acquaintances, employees or independent contractors of the entity (unless such employees or independent contractors have a position within the entity giving them a clear right and need to know), and other third parties. An insider is responsible for assuring that his or her family members comply with insider trading laws. An insider may make trades in the market or discuss material information only after the material information has been made public. II. POLICY STATEMENT Illegal insider trading is against the policy of the Company. Such trading can cause significant harm to the reputation for integrity and ethical conduct of the Company. Individuals who fail to comply with the requirements of this Amended and Restated Insider Trading Policy (“Policy”) are subject to disciplinary action, at the sole discretion of the Company, including dismissal for cause. The purpose of the Amended and Restated Insider Trading Policy (“Policy”) is to help Westwood directors, officers and employees comply with insider trading laws and to prevent the appearance of improper insider trading. The Policy is designed to prevent insider trading or allegations of insider trading, and to protect the Company’s reputation for integrity and ethical conduct. It is your obligation to understand and comply with this Policy. III. APPLICABILITY

2 Investing Where It Counts The Insider Trading Policy applies to any officer, director, or employee of any Company or Affiliate, and as may be determined by the Chief Compliance Officer on a case-by-case basis, any other non-employee, consultant, or long-term contract employee of any Company or Affiliate. In the case of any non-employee, consultant, or long-term contract employee, the Chief Compliance Officer shall notify such individual as to whether he or she is considered a Covered Person as defined by the Westwood Policies and Procedures Manual. IV. WHAT IS MATERIAL NONPUBLIC INFORMATION? Nonpublic, or inside, information about the Company or an issuer other than the Company (“Issuer”) that is not known to the investing public may include, among other things, strategic plans; significant capital investment plans; negotiations concerning acquisitions or dispositions; major new contracts (or the loss of a major contract); other favorable or unfavorable business or financial developments, projections or prospects; a change in control or a significant change in management; major litigation; impending securities splits, securities dividends or changes in dividends to be paid; earnings estimates or changes in previously released earnings estimates; a call of securities for redemption; liquidation problems; and, most frequently, financial results. Material information may also relate to the market for the Company’s or Issuer’s securities. Information about a significant order to purchase or sell the Company’s or another Issuer’s securities may, in some contexts, be deemed material. With respect to the Company, all information about the Company is considered nonpublic information until it is disseminated in a manner calculated to reach the securities marketplace through recognized channels of distribution and public investors have had a reasonable period of time to react to the information. Generally, information which has not been available to the investing public for at least two (2) full business days is considered to be nonpublic. Recognized channels of distribution include annual reports, prospectuses, press releases, marketing materials, and publication of information in prominent financial publications, such as The Wall Street Journal. Nonpublic information is material if it might reasonably be expected to affect the market value of the securities and/or influence investor decisions to buy, sell or hold securities. If a person feels the information is material, it probably is. Moreover, it should be remembered that plaintiffs who challenge and judges who rule on particular transactions have the benefit of hindsight. From time to time, directors, officers or employees of the Company may come into possession of material nonpublic information about an Issuer in the ordinary course of business or through a personal or professional affiliation with the Issuer. Further information regarding the Company’s policies and procedures designed to prevent the misuse of such information are set forth in detail in the Company’s Code of Ethics. If a person is in doubt as to whether information is public or material, that person should wait until the information becomes public and should refer questions to the Legal Department or the Chief Compliance Officer. V. HANDLING OF INFORMATION General Rules. The Company's records must always be treated as confidential. Items such as interim and annual financial statements, managed assets information and similar information are proprietary (that is, information pertaining to and used exclusively by the Company) and must not be disclosed or used for any purpose other than for Company business. All Company policies and procedures designed to preserve and protect confidential information must be strictly followed at all times.

3 Investing Where It Counts Confidentiality is particularly important because, aside from the obligation of directors, officers or employees to refrain from effecting any transactions while in possession of material nonpublic information, any such director, officer or employee is prohibited from “tipping” others. The concept of unlawful tipping includes passing on information to friends, family members or others under circumstances that suggest that an individual was trying to help others make a profit or avoid a loss. When tipping occurs, both the “tipper” and the “tippee” may be held liable, and this liability may extend to all those to whom the tippee then gives information. Aside from being considered a form of insider trading, tipping is also a serious breach of Company confidentiality. For this reason, directors, officers and employees should avoid discussing confidential information in any place (such as at lunch, on public transportation, in elevators, etc.) where such information may be overheard by others. No director, officer or employee of the Company shall at any time make any recommendation or express any opinion as to trading in the Company's securities. Information learned about other entities in a special relationship with the Company, such as acquisition negotiations, is confidential and must not be given to outside persons without proper authorization. All confidential information in the possession of a director, officer or employee is to be returned to the Company at the termination of his or her relationship with the Company. VI. TRADING IN THE COMPANY AND OTHER SECURITIES General Rule. Directors, officers and employees of the Company shall not effect any transaction in the Company's securities if they possess material nonpublic information about the Company. This restriction generally does not apply to the exercise of stock options under the Company's stock option or deferred compensation plans but would apply to the sale of any shares acquired under such plans. Directors, officers and employees of the Company may not engage in any transaction involving derivative securities of the Company, such as put and call options, nor in short sales of the Company's securities (sales of the securities that are not then owned), including a "sale against the box" (a sale with a delayed delivery). The provisions set forth in this Paragraph VI and all other provisions of this Policy shall equally apply to the directors, officers and employees of any subsidiary of the Company, except as noted in the “Trading Window Periods” paragraph below. All employees must report all business, financial business, financial or personal relationships that may result in access to material nonpublic information to the Compliance Department. Further information regarding the Company’s policies and procedures designed to prevent the misuse of such information is set forth in detail in the Company’s Code of Ethics. Trade Pre-Clearance for Company Securities. Every director, officer or employee of the Company shall advise the Compliance Department before he or she effects any transaction in the Company's securities. For employees and officers, this shall be done in one of two ways: 1) by submitting a trade preclearance request through our online compliance software, My Compliance Office, or 2) by submitting a completed Trading Approval Form, attached as Exhibit A, to the Compliance Department. Directors shall advise the Compliance Department prior to transacting in the Company’s stock by providing written (including email) notification of their intent to transact. The Chief Compliance Officer or a delegate shall advise such director, officer or employee whether the proposed transaction is permissible under this Policy by making the appropriate indication and either providing the Director with written notification (including email), countersigning the employee’s Trading Approval Form

4 Investing Where It Counts or approving the employee’s trade request through the online compliance software. Trading Window Periods. Investment by the Company's directors, officers or employees in Company securities is encouraged, so long as such persons do not purchase or sell such securities in violation of this Policy. In furtherance of the goals underlying this Policy, the Company’s directors, officers (those required to make filings under Section 16 of the Securities Exchange Act of 1934) and all employees at the Vice President level and above, as well as all employees in the Business Management Departments (i.e., the Finance & Accounting, Legal & Compliance and Human Capital departments), are prohibited from transacting in the Company’s stock at all times, except during the period beginning on the third (3rd) business day following the public release of the Company's earnings for the immediately preceding fiscal period and ending on the 15th calendar day of the last month of the current fiscal quarter (the "Trading Window Period"). The prohibition on trading in Company securities by such persons at all times other than the Trading Window Period is designed to prevent any inadvertent trading by such persons in the Company's securities during times when there may be material financial information about the Company that has not been publicly disclosed. The grant or exercise of stock options to purchase the Company's stock is permitted outside Trading Window Periods (although any sale of such stock outside Trading Window Periods is prohibited unless such sale is made pursuant to an approved Rule 10b5-1 Trading Plan, as discussed below). The donation of Company stock is permitted outside the Trading Window Periods so long as the director, officer or employee donating the stock is not in possession of material nonpublic information. Black-out Communications. In addition to the foregoing restrictions, the Company reserves the right to issue "black-out notices" to specified persons when material nonpublic information exists. Any person who receives such a notice shall treat the notice as confidential and shall not disclose its existence to anyone else. Trading in Securities of Other Entities. In addition, no director, officer or employee of the Company shall effect any transaction in the securities of another entity, the value of which is likely to be affected by actions of the Company that have not yet been publicly disclosed and the director, officer or employee is aware of the Company actions that are likely to affect the value of the other entity’s securities. Please note that this provision is in addition to the restrictions on trading in securities of other entities set forth in the Company’s Code of Ethics. Short-term Trading. No shares of the Company’s securities may, within a 60-day period, be bought and sold or sold and bought at a profit. For the purpose of this short-term trading restriction, the expiration of an option within 60 days of the initial purchase or sale is not considered a sale. Please note that this provision is in addition to the restrictions on trading in securities of other entities set forth in the Company’s Code of Ethics. Applicability to Family Members. The foregoing restrictions on trading are also applicable to family members' accounts, accounts subject to the control of personnel subject to this Policy or any family member, and accounts in which personnel subject to this Policy or any family member has any beneficial interest, except that the restrictions on trading do not apply to accounts where investment decisions are made by an independent investment manager in a fully discretionary account. Personnel subject to this Policy are responsible for assuring that their family members comply with the foregoing restrictions on trading. For purposes of this Policy, "Family Members" include one's spouse and all members of the family who reside in one's home. Rule 10b5-1 Trading. Notwithstanding the restrictions stated in this Paragraph VI, such restrictions shall not apply to purchases or sales of securities of the Company made by persons covered hereby who have entered into a written trading plan that complies with Rule 10b5-1 of the Exchange Act (a 10b5-1 Plan) and

5 Investing Where It Counts has been approved by the General Counsel. Employees at the Senior Vice President level and above, those officers of the Company required to make filings under Section 16 of the Securities Exchange Act of 1934, and those employees specifically approved by the CEO are allowed to enter into a 10b5-1 Plan, so long as: ● The 10b5-1 Plan is executed within a Trading Window Period, the employee is not subject to a black- out on trading in WHG, and the employee is not in possession of material nonpublic information about the Company; ● The term of the 10b5-1 Plan lasts for at least six months; and, if the 10b5-1 Plan is canceled prior to the termination date, a new 10b5-1 Plan cannot be executed prior to the canceled 10b5-1 Plan’s original termination date; and ● The 10b5-1 Plan is executed with either of the following approved brokers: Charles Schwab or JP Morgan. VII. INVESTIGATIONS; SUPERVISION Investigations. If any person subject to this Policy has reason to believe that material nonpublic information of the Company has been disclosed to an outside party without authorization, that person is required to report this to the Chief Compliance Officer immediately. If any person subject to this Policy has reason to believe that an insider of the Company or someone outside of the Company has acted, or intends to act, on inside information, that person is required to report this to the Chief Compliance Officer immediately. The Company values the help of Covered Persons who identify potential problems that need to be addressed. Any retaliation against a Covered Person who reports actual or apparent violations of the Policies in good faith is a violation of the Code of Business Conduct (the “Code”). The Company will protect any Covered Persons who raise a concern honestly, but it is a violation of the Code to knowingly or recklessly provide false information, knowingly participate in the wrongdoing, lie to investigators, interfere, or refuse to cooperate with an investigation. Please refer to the Code for further details on Westwood’s Whistleblower Policy. VIII. PENALTIES; SANCTIONS Civil and Criminal Penalties. Potential penalties for insider trading violations include (1) imprisonment for up to 20 years, (2) criminal fines of up to $5 million, (3) civil fines of up to three times the profit gained or loss avoided, and (4) injunctive actions. In addition, punitive damages may be imposed under applicable state laws. Controlling Person Liability. If the Company knows or recklessly disregards the fact that the controlled person was likely to engage in the acts constituting the insider trading violation and fails to take appropriate steps to prevent illegal insider trading, the Company may have “controlling person” liability for a trading violation, with civil penalties of up to the greater of $1 million or three times the profit gained or loss avoided, as well as a criminal penalty of up to $25 million. The civil penalties can extend personal liability to the Company’s directors, officers and other supervisory personnel if they fail to take appropriate steps to prevent insider trading.

6 Investing Where It Counts Company Sanctions. Failure to comply with this Policy may also subject you to Company-imposed sanctions, including dismissal for cause, whether or not your failure to comply with this Policy results in a violation of law. Monetary Awards. The SEC is offering monetary awards to persons who provide certain information about violations of federal securities laws if such information ultimately leads to a successful enforcement. IX. LIABILITY OF THE COMPANY The adoption, maintenance and enforcement of this Policy is not intended to result in the imposition of liability upon the Company for any insider trading violations where such liability would not exist in the absence of this Policy. Questions. All questions regarding this Policy should be directed to the Legal Department or General Counsel. Updated: July 26, 2022

7 Investing Where It Counts EXHIBIT A Submitted Pursuant to: WESTWOOD HOLDINGS GROUP, INC. INSIDER TRADING PLAN PRE-CLEARANCE TRADING APPROVAL FORM I, (name), seek pre-clearance to engage in the transaction of Westwood Holdings Group, Inc. Stock described below: Account Number: Date of Request: Buy or Sell (must be complete) Amount or # of Shares: Restricted Stock OR Stock Options Broker: I hereby certify that, to the best of my knowledge, the transaction described herein is not prohibited by the Amended and Restated Insider Trading Policy. Signature: _________________________ Print Name: ________________________ Approved or Disapproved (circle one) Date of Approval _____________________________ Signature: _________________________ Print Name: ________________________ Compliance Approval: If approval is granted, you are authorized to proceed with this transaction for immediate execution, but only within the current Trading Window Period for all directors, officers (those required to make filings under Section 16 of the Securities Exchange Act of 1934), employees that are Vice President or above, and accounting personnel.